SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT
                    PURSUANT TO SECTION 13 OR 15 (d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


     Date of report (Date of earliest event reported) December 23, 1999


                             TRIARC COMPANIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)


     DELAWARE                   1-2207                  38-0471180
     -----------------          --------------          --------------
     (State or Other            (Commission             (I.R.S. Employer
     Jurisdiction of            File Number)            Identification No.)
     Incorporation)


     280 Park Avenue
     New York, NY                                             10017
     ------------------------------------------          ---------------
     (Address of Principal Executive Offices)               (Zip Code)


     Registrant's telephone number, including area code:   (212)  451-3000


-------------------------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)








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Item 5.  Other Events.

         On December 23, 1999, Triarc Companies, Inc. announced that the registration statement on Form S-4, relating to Triarc Consumer Products Group, LLC's and Triarc Beverage Holdings Corp.'s $300 million of 10 1/4% senior subordinated notes due 2009 (the "Exchange Notes"), has been declared effective by the Securities and Exchange Commission.

         In February 1999, Triarc Consumer Products Group, LLC and Triarc Beverage Holdings Corp., subsidiaries of Triarc, sold $300 million of their 10 1/4% senior subordinated notes due 2009 in a private placement pursuant to Rule 144A of the Securities Act of 1933, as amended (the "Initial Notes"). The registration statement was filed to permit holders of Initial Notes to exchange Initial Notes for Exchange Notes.

         This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state.

         A copy of a press release relating to the foregoing is filed as an exhibit hereto.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

         (c)  Exhibits

         99.1     Press Release dated December 23, 1999.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

                                            TRIARC COMPANIES, INC.



                                            By: BRIAN L. SCHORR
                                                ------------------------
                                                Executive Vice President
                                                and General Counsel
Dated: December 23, 1999



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                                 EXHIBIT INDEX

Exhibit
  No.                     Description                               Page No.


99.1 --           Press Release dated December 23, 1999


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